UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2026, Dr. Pouya Dianat ceased serving as the Company’s Chief Revenue Officer and transitioned to the newly created role of Chief Product Officer, effective immediately, focusing on product development. This transition was mutually agreed between Dr. Dianat and the Company, and Dr. Dianat’s compensation arrangement was not materially changed in connection with the transition.

Item 8.01 Other Events.

On July 17, 2026, the Board appointed Susan G. Hunt to the position of the Company’s Chief Revenue Officer, effective immediately, succeeding Dr. Pouya Dianat, who transitioned to the role of Chief Product Officer as described under Item 5.02 above.

Susan G. Hunt, age 64, is the Company’s Chief Revenue Officer. Susan brings more than 30 years of executive leadership experience, including senior leadership roles at Salesforce, Nuance Communications, LivePerson, and Sprint PCS. Throughout her career, she has built high-performing revenue organizations, negotiated more than $2 billion in enterprise agreements, and earned a reputation for helping category-defining technologies become successful enterprise businesses. Since January 2023, she served as Founder and CEO of Surge Growth Consulting (“Surge”), advising executive teams, boards, and investors on go-to-market strategy, revenue growth, organizational design, and commercialization. Under her leadership, Surge partnered with AI, data, cybersecurity, and quantum technology companies to help them successfully transition from early innovation to enterprise scale. Prior to founding Surge, Susan served as Chief Revenue Officer of Orbital Insight, where she led the Company’s global revenue organization and commercial strategy from May 2022 to January 2023. From January 2019 to October 2022, Susan served as Senior Vice President of North American Sales at LivePerson, where she led the sales and business development functions across various verticals in North America. In November 2025, she launched Stare Down the Bull, a leadership podcast featuring candid conversations with CEOs, founders, investors, and technology executives on leadership, artificial intelligence, enterprise sales, and innovation.

As the Company’s Chief Revenue Officer, Susan will lead the Company’s global revenue strategy, sales execution, strategic partnerships, and customer growth initiatives as the Company continues to accelerate the commercialization of quantum computing solutions.

The Company’s press release announcing the appointment of Susan G. Hunt as Chief Revenue Officer is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: July 22, 2026	By:	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer

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